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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------



                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 7, 2003
                                 ---------------


                                 NET2PHONE, INC.

                                 ---------------
             (Exact name of registrant as specified in its charter)

                                    000-26763
                                    ---------
                            (Commission File Number)

            Delaware                                   22-3559037
            --------                                   ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                520 Broad Street
                            Newark, New Jersey 07102
                            ------------------------
             (Address of principal executive offices, with zip code)

                                 (973) 438-3111
                                 --------------
              (Registrant's telephone number, including area code)


                          ----------------------------
                         (Former name or former address,
                          if changed since last report)



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Item 5.  Other Events.


On July 7, 2000, Net2Phone, Inc. (the "Company") acquired all of the outstanding capital stock of Aplio, S.A. As previously reported, the Company had payment obligations to certain former shareholders of Aplio with respect to 585,325 shares of the Company's common stock transferred to those shareholders as partial consideration for the acquisition of their shares of Aplio. As part of this transaction, and under the terms of settlement agreements with these shareholders entered into in June and July, 2001, the Company was required to pay the shareholders $19.2 million, less the then current value of the 585,325 shares, on April 30, 2003. On May 7, 2003, as the result of several simultaneous transactions, the Company's payment obligations with respect to the shares was extended to May 1, 2006. The former Aplio shareholders transferred their 585,325 Company shares and assigned their rights under the 2001 settlement agreements to Deutsche Bank AG London in exchange for a payment of $19.2 million. Simultaneously, the Company and Deutsche Bank amended and restated the settlement agreements to provide for the extension of the payment obligation to May 1, 2006 and the payment by the Company of annual interest of 3.5% on the unpaid balance during the period.

Under the amended and restated settlement agreements, on May 1, 2006, the Company is required to purchase from Deutsche Bank the 585,325 shares for a total price of $19.2 million. However, the Company also has, at its sole and exclusive option, the right to cause Deutsche Bank, on or before December 31, 2005, to commence selling the shares in regular market transactions during the period between January 2, 2006 and April 25, 2006. In the event the Company exercises this right, the Company will pay Deutsche Bank on May 1, 2006, only the excess of $19.2 million over the amount, net of commissions, received by Deutsche Bank from the sales of the shares during this period.

The Company's payment obligations are secured by standby letters of credit from a US commercial bank, which are, in turn, collateralized by a $21.8 million money market account held by the bank. The letters of credit expire on August 4, 2006. The restricted money market account funds will be classified as restricted cash on the Company's balance sheet.


Item 7.  Exhibits

10.1 Amended and Restated Settlement Agreement, dated May 7, 2003, between Net2Phone, Inc. and Deutsche Bank AG London. (Three identical agreements were executed in the form of Exhibit 10.1. A fourth Amended and Restated Settlement Agreement was also executed, which is identical in all respects to Exhibit 10.1 except that, as defined therein, the Purchase Price is $4,215,567.71, the number of Shares is 128,425, and the Security is $4,656,778.13).
10.2 Continuing Letter of Credit Agreement, dated May 5, 2003, by Net2Phone, Inc. in favor of Wachovia Bank, N.A.
10.3 Security Agreement, dated May 7, 2003, by Net2Phone, Inc. in favor of Wachovia Bank, N.A.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date: May 14, 2003
                                                  NET2PHONE, INC.


                                                   /s/ Stephen M. Greenberg
                                                  -------------------------
                                                  By:  Stephen M. Greenberg
                                                  Its: Chief Executive Officer